UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GUINNESS EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0465540
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1312 North Monroe Street, Spokane, Washington 99201
(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-139683

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par value $0.001 per share
(Title of class)

______________________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter) or Item 202 of Regulation S-B (§228.202 of this chapter), as applicable.

The required description of the securities being registered in this Form 8-A is comparable to that contained the Company’s prior filing of its Form SB-2 and amendments with the Commission which became effective October 19, 2007. As such, this information is incorporated here by reference.

Item 2.  Exhibits.

List below all exhibits filed as a part of the registration statement:

3.1	Articles of Incorporation of Registrant*
3.2	Bylaws of Registrant*

*    Filed as an exhibit to our registration statement on Form SB-2 filed December 27, 2006 and incorporated herein by this reference

SIGNATURE
Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)

Date:  August 13, 2008

By: /s/ Michael Juhasz
Michael Juhasz
President & CEO

*Print the name and title of the signing officer under his signature.